                                                                   EXHIBIT 10.18

                         OBJECTIVE COMMUNICATIONS, INC.
                             50 INTERNATIONAL DRIVE
                         PORTSMOUTH, NEW HAMPSHIRE 03801


                                February 2, 1999


              RE: AGREEMENT REGARDING $3.125 MILLION AGGREGATE PRINCIPAL AMOUNT
                  OF 5% CUMULATIVE CONVERTIBLE DEBENTURES DUE 2003

Dear    :


       This letter agreement is to set forth our mutual agreement and understanding with respect to the outstanding $3.125 million aggregate principal amount of 5% Cumulative Convertible Debentures due 2003 (the "Convertible Debentures") of Objective Communications, Inc., a Delaware corporation ("Objective" or the "Company"). The undersigned investors (collectively, the "Investors" and individually, an "Investor") currently hold $2.5 million aggregate principal amount of the Convertible Debentures. Each individual signing this letter agreement on behalf of an entity that holds Convertible Debentures represents and warrants to Objective that it is authorized and has full authority to execute, deliver and enter into this agreement on behalf of, and to bind, such investor. This agreement shall supercede our letter agreement dated January 13,1999.

       As you are aware, Objective is negotiating an immediate bridge financing and a subsequent equity financing, and the investors in that financing have requested the Investors to agree to certain changes in their rights with respect to the Convertible Debentures.

       In consideration of the mutual covenants and obligations set forth in this letter agreement, and in the other documents and agreements among Objective, the Investors, and the other management investors who purchased Convertible Debentures, Objective and each of the Investors, agree as follows:

       1. Each Investor agrees that it will not exercise its right to convert the Convertible Debentures to common stock, par value $.01 per share of Objective (the "Common Stock"), until the date on which a public or private equity financing with gross proceeds to Objective of not less than $8 million (a "Qualified Financing") is consummated.

       2. Upon the closing of a Qualified Financing, the principal amount of and accrued and unpaid interest on the Convertible Debentures will automatically and without any further action on the part of the holder convert into the type(s) of securities issued in the Qualified Financing at the conversion price set forth below. By way of example, if Objective issues and sells shares of Common Stock in the Qualified Financing, then the Convertible Debentures will be converted into Common Stock, and if Objective issues and sells units consisting of Common Stock and warrants to purchase shares of Common Stock in the Qualified Financing, then the Convertible Debentures will be converted into such units.

       3. If the Qualified Financing is a public offering ("Qualified Public Financing"), the number of securities issuable upon such conversion will be equal to the principal amount of the Convertible Debentures, plus accrued and unpaid interest thereon, divided by a "conversion price" where the conversion price will be equal to the lesser of (i) $2.50 per share, or (ii) 75% of the price at which the securities were sold in the Qualified Financing.

       4. If the Qualified Financing is a private financing ("Qualified Private Financing"), the number of securities issuable upon such conversion will be equal to the principal amount of the Convertible Debentures, plus accrued and unpaid interest thereon, divided by a "conversion price" where the conversion price will be equal to the price at which securities were sold in the Qualified Financing. In addition, upon the closing of a Qualified Private Financing, Objective will issue to the former holders of the Convertible Debentures the number of warrants to purchase shares of Common Stock equal to 20% of the shares of Common Stock issuable upon conversion of the Convertible Debentures. Such warrants shall have a five-year exercise period and an exercise price per share equal to the market price per share of Common Stock on the date on which the warrants are issued.

       5. In the event of a Qualified Public Financing, the shares of Common Stock issuable upon conversion of the Convertible Debentures will be registered at the time of such offering. In the event of a Qualified Private Financing, the shares of Common Stock issuable upon conversion of the Convertible Debentures will be registered promptly as practicable following the conclusion of such financing, but in no event will such shares be registered later than the time at which the shares issued in the Qualified Private Financing are registered or the end of the six-month lock-up period. The holders of the Convertible Debentures also agree to hold the shares of Common Stock issued upon conversion of the Convertible Debentures, in the case of a Qualified Public Financing, for a period of at least twelve (12) months following the effective date of the Company's registration statement that relates to the Qualified Public Financing and, in the case of a Qualified Private Financing, for six months following the date on which the Convertible Debentures are converted.

       6. The holders of the Convertible Debentures also hereby waive any default by Objective with respect to the failure to register the shares of Common Stock issuable upon conversion of the Convertible Debentures for resale by the holders thereof on a registration statement filed with the Securities and Exchange Commission (the "Commission") and to maintain the effectiveness of the registration statement. The undersigned holders of the Convertible Debentures hereby waive any right to have the Convertible Debentures registered on a registration statement filed with the Commission prior to the Qualified Financing. In exchange for such agreement, the Company agrees that if the Qualified Financing is a public offering, then it will include the shares of Common Stock issuable upon conversion of the Convertible Debentures in the registration statement filed with the Commission with respect to the Qualified Financing, and to use its best efforts to have the registration statement effective at the time at which the lock-up agreement described above expires.

       7. The undersigned hereby consents to the amendment of the certificate evidencing the Convertible Debentures and/or the Subscription Agreements and/or other documents relating to the issuance of the Convertible Debentures to the extent necessary to incorporate the above agreements, and, promptly upon the request of the Company, agrees to execute and deliver such amendments to the Company.

       8. In the event that the Qualified Financing is not completed on or before June 30, 1999, then this letter agreement shall be null and void and of no force and effect.

       This Agreement shall be effective upon and as of the date and time at which the Company consummates a bridge financing and receives gross proceeds from a bridge financing in an amount of not less than $1 million. All numbers and share amounts set forth in this letter agreement are based on the current number of shares of common stock outstanding, and shall be adjusted for any future stock splits, stock recapitalizations, reverse stock splits or similar changes in the Company's capitalization.

       If you are in agreement with the foregoing, please sign and return one original copy of this letter to the undersigned at Objective Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801 by overnight mail and by telecopy (Telecopy number: (603) 334-2212). If you have any questions, you can reach me at (603) 334-6741.


                                   Sincerely,



                                   Robert H. Emery,
                                   Vice President, Finance and Administration

       The undersigned authorized representatives of the Investors listed below hereby acknowledge and agree to the terms and conditions of this letter agreement and agree to be legally bound by its terms.


Dated: February 2, 1999
                                         By:
                                         Its:


                                         By:
                                                ------------------------------
                                         Name:
                                         Title: